Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 2, 2005 in this Form SB-2, and related Prospectus of Ophthalmic Imaging Systems for the registration of 6,000,000 shares of its common stock.


PERRY-SMITH LLP

/s/ PERRY-SMITH LLP

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Sacramento, California
April 5, 2005